As filed with the Securities and Exchange Commission on September 3, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

HOUSEHOLD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3121988
(State of Incorporation)	(I.R.S. Employer Identification No.)

2700 Sanders Road, Prospect Heights, Illinois 60070

(Address of principal executive offices) (Zip Code)

Household International Tax Reduction Investment Plan

(Full title of the Plan)

Patrick D. Schwartz, Esq.

Assistant General Counsel - Corporate Law

Household International, Inc.

2700 Sanders Road, Prospect Heights, Illinois 60070

(847) 564-6301

(Name, address and telephone number of agent for service)

  CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Household International, Inc. Common Stock, $1 Par Value	10,000,000 shares	Not applicable	$361,100,000	$33,221

  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  Based on the market price of the Common Stock of the Company on August 30, 2002, in accordance with Rule 457(c) and (h) under the Securities Act of 1933.

  INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS
 The contents of Registration Statements Nos. 33-52211 and 333-00397 are incorporated herein by reference

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for Household International, Inc. by John W. Blenke, Vice President-Corporate Law and Assistant Secretary for the Company. Mr. Blenke is a full-time employee and an officer of Household International, Inc. and owns and holds options to purchase shares of the Common Stock of Household International, Inc.

 Item 8. Exhibits.

5.1	Opinion of John W. Blenke, Vice President Corporate Law and Assistant Secretary of Household International, Inc.
5.2

Internal Revenue Service Determination letter as to qualification under Section 401 of the Internal Revenue Code. Filed as Exhibit 5B to Registration Statement No. 33-52211 and incorporated herein by reference.

23.1	Consent of John W. Blenke, Vice President Corporate Law and Assistant Secretary of Household International, Inc. is contained in his opinion filed as Exhibit 5.1 hereto.
23.2	Consent of KPMG LLP, Certified Public Accountants.
24	Power of Attorney is set forth on page II-2 of this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, State of Illinois, on September 3, 2002.
Household International, Inc.
By: /s/ WILLIAM F. ALDINGER William F. Aldinger Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints J. W. Blenke and P. D. Schwartz, and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the registration statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on September 3, 2002.
Signature	Title
/s/ WILLIAM F. ALDINGER (William F. Aldinger)	Chairman, Chief Executive Officer and Director (as Principal Executive Officer)
/s/ ROBERT J. DARNALL (Robert J. Darnall)	Director
/s/ GARY G. DILLON (Gary G. Dillon)	Director
/s/ ANTHEA DISNEY (Anthea Disney)	Director
/s/ JOHN A. EDWARDSON (John A. Edwardson)	Director
/s/ DUDLEY FISHBURN (Dudley Fishburn)	Director
/s/ CYRUS F. FREIDHEIM, JR (Cyrus F. Freidheim, Jr.)	Director
/s/ JAMES H. GILLIAM, JR. (James H. Gilliam, Jr.)	Director
/s/ LOUIS E. LEVY (Louis E. Levy)	Director
/s/ GEORGE A. LORCH (George A. Lorch)	Director
/s/ JOHN D. NICHOLS (John D. Nichols)	Director
/s/ JAMES B. PITBLADO (James B. Pitblado)	Director
/s/ LARREE M. RENDA (Larree M. Renda)	Director
/s/ S. JAY STEWART (S. Jay Stewart)	Director
/s/ DAVID A. SCHOENHOLZ (David A. Schoenholz)	President and Chief Operating Officer (as Principal Financial Officer)
/s/ STEVEN L. McDONALD (Steven L. McDonald)	Senior Vice President and Chief Accounting Officer (as Principal Accounting Officer)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Prospect, State of Illinois, on September 3, 2002.

Household International Tax Reduction Investment Plan
By: /s/ MARY E. BILBREY Mary E. Bilbrey
Member of the Administrative and Investment Committee of the Household International Tax Reduction Investment Plan

EXHIBIT INDEX

Exhibit Number Exhibit

5.1	Opinion of John W. Blenke, Vice President Corporate Law and Assistant Secretary of Household International, Inc.
5.2

Internal Revenue Service Determination letter as to qualification under Section 401 of the Internal Revenue Code. Filed as Exhibit 5B to Registration Statement No. 33-52211 and incorporated herein by reference.

23.1	Consent of John W. Blenke, Vice President Corporate Law and Assistant Secretary of Household International, Inc. is contained in his opinion filed as Exhibit 5.1 hereto.
23.2	Consent of KPMG LLP, Certified Public Accountants.
24	Power of Attorney is set forth on page II-2 of this Registration Statement.